Calculation of Filing Fee Tables
S-8
VERACYTE, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value	Other	3,500,000	$ 47.945	$ 167,807,500.00	0.0001381	$ 23,174.22
Total Offering Amounts:						$ 167,807,500.00		$ 23,174.22
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 23,174.22
Offering Note
[1]	1. The amount registered represents additional shares of the Registrant's common stock available for issuance pursuant to awards that may be granted under the Veracyte, Inc. 2023 Equity Incentive Plan, as amended (the "Plan"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also registers an indeterminate number of additional shares that may be issued pursuant to the Plan as a result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of the common stock covered by this Registration Statement have been estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Stock Market on June 3, 2026 which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources